UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2010

Fresh Start Private Management Inc.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-153381
(Commission File Number)

26-3550286
(IRS Employer Identification No.)

11010 EAST BOUNDARY ROAD
ELK WA 99009
 (Address of principal executive offices)(Zip Code)

(509) 714-5236
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[___] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On October 8, 2010, Fresh Start Private Management, (CEYY) Inc a Nevada Corporation and Fresh Start Private Inc. (FSP) a Nevada Corporation entered into a binding letter of intent. The Agreement outlines that the Companies will attempt to sign a definitive agreement by November 31, 2010. FSP owns certain know how and intellectual property dealing with the treatment of alcoholism and operates a medical clinic in Orange County California. Terms of the transaction provide for payment by CEYY of 16,000,000 shares of CEYY common stock for all the outstanding shares of FSP.CEYY will pay a Royalty of 7.5% of gross sales and provide an option to FSP shareholders to purchase up to 10% of any annual stock option plan should the Company choose to invoke one. It is also anticipated that Dr. Jorge Andrade a principle of FSP will become president of CEYY. Due diligence by CEYY board member must still be completed along with audit financial statements from FSP before the transaction cab ne finalized.

Item 9.01 Financial Statements and Exhibits.

No.	Description
10.1	Letter of Intent between CEYY and FSP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Fresh Start Private Management, Inc.  (Registrant)

Date: October 13, 2010	By:	/s/Michael Cetrone
Name: Michael Cetrone
Title: President and Chief Executive Officer